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PEABODY ENERGY
News Release


                                                                  CONTACT:
                                                                  Vic Svec
                                                                  (314) 342-7768



FOR IMMEDIATE RELEASE
July 27, 2001


PEABODY ENERGY ANNOUNCES
CHANGE TO CALENDAR YEAR

ST. LOUIS, July 27 - Peabody Energy (NYSE: BTU) announced today that it will change its financial reporting to a calendar basis from the current fiscal year that ends March 31, 2002. The change is intended to improve the comparability of the company's results with the industry and aid the financial community's analysis of the business.

Peabody Energy (NYSE: BTU) is the world's largest private-sector coal company. Its coal fuels more than 9 percent of all U.S. electricity generation and more than 2 percent of worldwide electricity generation.